UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2018

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 18, 2018, Asbury Automotive Group, Inc. (the “Company”) held its 2018 annual meeting of stockholders. Subsequent to the annual meeting, the Company’s board of directors (the “Board”), upon the recommendation of the Board’s Governance and Nominating Committee following its annual review, has approved certain governance enhancements to further incorporate corporate governance best practices and address investor feedback. The governance enhancements were adopted as part of the Board’s ongoing review of corporate governance and Board composition.

The following is a summary of the governance enhancements approved by the Board at this time:

Capital Allocation & Risk Management Committee

The Board renamed the Risk Management Committee of the Board as the “Capital Allocation & Risk Management Committee” of the Board. The Capital Allocation & Risk Management Committee will continue to work with the Company’s management team to review and actively oversee the Company’s capital allocation strategy. This expansion of authority is in addition to the committee’s existing mandate, which includes (x) assisting the Board in fulfilling its responsibility to oversee the Company’s identification, assessment and management of its principal risks and (y) providing assistance to the Company’s management in evaluating major financial transactions, including acquisitions and divestitures. The Board appointed Joel Alsfine as Chair of this committee.

Governance & Nominating Committee

The Board appointed Thomas J. Reddin as the new Chair of the Board’s Governance & Nominating Committee. Newly elected director, Bridget Ryan-Berman, was also appointed to this committee.

Five-Year Mandatory Rotation of Chairs

The Board also has approved adoption of a corporate governance guideline imposing a maximum five year term for the roles of Chairman of the Board and chair of each committee of the Board, subject to exceptions approved by the Board to accommodate extenuating circumstances. This guideline will become effective at the Company’s next annual meeting.

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In addition to these initiatives taken to date, the Board intends to continue to assess further actions related to the Company’s governance. As part of this, the Board reiterated its commitment to ongoing Board refreshment initiatives, having appointed four new directors over the past four years, including the most recent addition of Ms. Ryan-Berman. The refreshment initiative includes efforts to enhance the Board’s gender and racial diversity.

Additional information regarding the Company’s governance, including the governance enhancements and the composition of the remaining Board committees, will be available on the Company’s website at www.asburyauto.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: May 2, 2018	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, General Counsel and Secretary